                           RUDNICK & WOLFE LETTERHEAD


                                                                 EXHIBIT 5

                                  May 23, 1997                  312/368-4000

The Board of Directors
Rymer Foods Inc.
4600 S. Packers Avenue
Chicago, Illinois 60609


Dear Ladies and Sirs:

        We have examined the registration statement filed with the Securities
and Exchange Commission on April 7, 1997 (Registration Statement No. 333-     )
and all amendments thereto filed on or before the date of this opinion for registration under the Securities Act of 1933, as amended, of up to 4,300,000 shares of common stock, par value $0.04 per share, of Rymer Foods Inc. (the "Company"). We have examined pertinent corporate documents and records of the Company, including its Articles of Incorporation and its By-Laws, and we are familiar with the corporate proceedings had and contemplated in connection with the issuance of shares by the Company. We have also made such other examinations as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

        On the basis of the foregoing, we are of the opinion that the 4,300,000 shares of common stock to be offered by the Company have been duly authorized, and, when issued and paid for on the basis and subject to the terms and conditions referred to in the aforementioned registration statement, such shares will be legally issued, fully paid and non-assessable.

RUDNICK & WOLFE
   The Board of Directors
   Rymer Foods Inc.
   May    , 1997



        We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to our firm in the prospectus under the caption "Legal Matters".


                                        Very truly yours,

                                        RUDNICK & WOLFE



                                        By: [sig]
                                           __________________________________
                                           Partner